                                                          Exhibit 99.B(K)(iv)(f)

                              SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                          SERVICE AND DISTRIBUTION PLAN

                                       FOR

                             ING SENIOR INCOME FUND

                                 CLASS B SHARES

                                        MAXIMUM COMBINED SERVICE AND
NAME OF FUND                                  DISTRIBUTION FEES
------------                            ----------------------------
                                 (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Senior Income Fund                               1.00%